Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


 As independent public accountants, we hereby consent to the inclusion of our reports dated January 9, 2002, in Dial-Thru International Corporation's Annual Report on Form 10-K for the year ended October 31, 2001 as well as the incorporation by reference of such reports into the Company's previously filed Registration Statement File No. 333-86749, 333-23313, 333-33523, 333-36040, 333-52870, 333-71401 and 333-71406.


 /s/ Arthur Andersen LLP


 Atlanta, Georgia
 January 28, 2002